Exhibit 3.26

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST:	The name of the limited partnership is RT West Palm Beach Franchise, L.P.

SECOND:	The name and address of the Registered Agent is Corporation Service Company, 1013 Centre Road, Wilmington. Delaware 19805.

THIRD:	The name and mailing address of the general partner is as follows:

EMPire Concepts, Inc.
c/o Ruby Tuesday, Inc.
4721 Morrison Drive
Mobile, Alabama 36609

IN WITNESS WHEREOF. the undersigned has executed this Certificate of Limited Partnership of RT West Palm Beach Franchise. L.P. as of this 4th day of May, 1998.

GENERAL PARTNER: EMPire Concepts, Inc.

/s/ Eric M. Paul
By: Eric M. Paul, President

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RT WEST PALM BEACH FRANCHISE. L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of RT West Palm Beach Franchise, L.P., pursuant to the provisions of Section 17-.202 of the Revised Uniform Limited Partnership Act of the State of Delaware does hereby certify as follows:

FIRST:	The name of the Limited Partnership is RT West Palm Beach Franchise, L.P .

SECOND:	Article Second of the Certificate of’ Limited Partnership shall be amended as follows:

To change the registered agent in Delaware upon whom process may be served to The Corporation Trust Company. Corporation Trust Center. 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF. the undersigned executed this Amendment to the Certificate of Limited Partnership on this 31st day of December, 1998.

RT WEST PALM BEACH FRANCHISE, L.P.

By:	/s/ Eric M. Paul
Eric M. Paul, President
EMPire Concepts, Inc.
General Partner

STATE OF DELAWARE AMENDMENT TO

THE CERTIFICATE OF LIMITED

PARTNERSHIP

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Revised Uniform Limited Partnership Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Limited Partnership is RT West Palm Beach Franchise, L.P.

SECOND: Article 3 of the Certificate of Limited Partnership shall be amended as follows:

The name and mailing address of the General Partner is as follows:

RT West Palm Beach, Inc., 150 West Church Avenue, Maryville, TN 37801

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 27th day of April, 2009.

RT WEST PALM BEACH. INC. (General Partner):

/s/ Scarlett May
Name:	Scarlett May, Vice President
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